                                                                   EXHIBIT 10.43

                                POWER OF ATTORNEY

         We, Shanghai Weilan Computer Co., Ltd., hereby irrevocably assigns Mark Franklin Begert the following powers and rights during the term of this Power of
Attorney:

         We hereby assigns Mark Franklin Begert to vote on my behalf at the shareholders' meetings of Shanghai Unilink Computer Co., Ltd. and exercise the full voting rights as the shareholder of the company as have been given to us by law and under the Articles of Association of the company, including but not limited to, the right to sell or transfer any or all of the shares of Shanghai Unilink Computer Co., Ltd. held by myself and designate and appoint the directors and the general manager etc of Shanghai Unilink Co., Ltd. acting as our authorized representative on the shareholders' meeting of the company.

         Such authorization is based upon the condition that Mark Franklin Begert is acting as an employee of Shanghai Huitong Information Co., Ltd. and Shanghai Huitong Information Co., Ltd. agrees such authorization and designation. Once Mark Franklin Begert loses his title or position in Shanghai Huitong Information Co., Ltd. or Shanghai Huitong Information Co., Ltd. issues a written notice to dismiss or replace the designated/authorized person, we will withdraw such authorization to him immediately and designate/authorize other individual employed by Shanghai Huitong Information Co., Ltd. to exercise the full voting rights on behalf of ourselves at the shareholders' meetings of Shanghai Unilink Computer Co., Ltd.

         The term of this Power of Attorney is 10 years unless the early termination of Operation Agreement jointly executed by Shanghai Huitong Information Co., Ltd., Shanghai Unilink Computer Co., Ltd., Du Minsheng, Yang Lei and us by any reason, commencing from the execution date of this Power of Attorney. This Power of Attorney is executed in both Chinese and English, and in case of conflicts, the Chinese version shall prevail.

                                                               27 November, 2003
                                              Shanghai Weilan Computer Co., Ltd.
                                                                  (Company Seal)

                                                               27 November, 2003